EXHIBIT 3.1
THE COMPANIES LAW (AS AMENDED)
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION
OF
CHARM COMMUNICATIONS INC.
(Amended and Restated by a Special Resolution passed on 20 January 2010)

THE COMPANIES LAW (AS AMENDED)
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION
OF
CHARM COMMUNICATIONS INC.
(Amended and Restated by a Special Resolution passed on 20 January 2010)
1.	The name of the Company is Charm Communications Inc. (the “Company”).

2.	The registered office of the Company will be situated at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands or at such other location as the Directors may from time to time determine.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law of the Cayman Islands (as amended) (the “Companies Law”).

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by the Companies Law.

5.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.	The capital of the Company is US$20,500 divided into (a) 187,500,000 Ordinary Shares of a nominal or par value of US$0.0001 each and (b) 17,500,000 redeemable Series A Preferred Shares of a nominal or par value of US$0.0001 each provided always that subject to the Companies Law and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.	The Company may exercise the power contained in the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.
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ii

CLAUSE	PAGE
NON-RECOGNITION OF TRUSTS	39
WINDING- UP	39
AMENDMENT OF ARTICLES OF ASSOCIATION	39
CLOSING OF REGISTER OR FIXING RECORD DATE	39
REGISTRATION BY WAY OF CONTINUATION	40
DISCLOSURE	40
OTHER COVENANTS BY THE COMPANY, MERRY CIRCLE, HONOUR IDEA AND THE FOUNDER TO AEGIS AND CHAVIEW	40
OTHER COVENANTS BY AEGIS TO THE COMPANY, MERRY CIRCLE, HONOUR IDEA AND THE FOUNDER	42
SCHEDULE A	2
SCHEDULE B	4

iii

THE COMPANIES LAW (AS AMENDED)
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED ARTICLES OF ASSOCIATION
OF
CHARM COMMUNICATIONS INC.
(Amended and Restated by a Special Resolution passed on 20 January 2010)
TABLE A
The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Law shall not apply to Charm Communications Inc. (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.
INTERPRETATION
1.	Capitalized terms not otherwise defined in these Articles shall have the meanings ascribed to them in the Second Amended and Restated Shareholders Agreement. In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person (including any Subsidiary). “Affiliates” and “Affiliated” shall have correlative meanings;
“Aegis” means Aegis Media Pacific Ltd., a company incorporated under the laws of England and Wales with an office situated at Parker Tower, 43 — 49 Parker Street, London, England, WC2B 5P5;
“Aegis Subscription Shares” means 12,390,000 Ordinary Shares subscribed by Aegis pursuant to a share subscription agreement dated 20 January 2010 by and among the Company, Aegis and such other parties thereto;
“Articles” means these articles of association of the Company, as amended or substituted from time to time;
“Bankruptcy Law” means any bankruptcy, insolvency, reorganization, composition, moratorium or other similar Law;
“Bankruptcy Proceeding” means a case or proceeding under any Bankruptcy Law wherein a Person may be adjudicated bankrupt, insolvent or become subject to an Order of reorganization, arrangement, adjustment, winding up, dissolution, composition or other similar Order;
“Books and Records” means all files, documents, instruments, papers, books and records relating to the business or condition of the Company and its subsidiaries, including without limitation financial statements, tax returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, share certificates and books, stock transfer ledgers, contracts, licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans;

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the PRC, the U.S., Hong Kong, the British Virgin Islands, and the Cayman Island are authorized or obligated to close;
“Business Plan” means a business plan setting forth the annual budget and operating plan of the Company prior to the start of each fiscal year of the Company for such fiscal year;
“Chairman” means the chairman of the Board of Directors of the Company;
“Chaview” means Chaview Investments Limited, a company incorporated and existing under the laws of the British Virgin Islands.
“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company;
“Common Equivalents” means any shares, securities, exchangeable securities, subscription rights, options, warrants or any other rights or obligations of the Company which are by their respective terms capable of being subscribed, exchanged, exercisable or otherwise convertible into Ordinary Shares, including securities by their terms which are capable of being subscribed, exchanged, exercisable or otherwise convertible into such shares, securities, exchangeable securities, subscription rights, options, warrants or any other obligations of the Company, including, for the avoidance of doubt, the Preferred Shares; and a “Common Equivalent” means any unit of such share, securities or obligation or part thereof which is by its terms capable of being subscribed, exchanged, exercisable or otherwise convertible into Ordinary Shares;
“Companies Law” means the Companies Law of the Cayman Islands (as amended);
“controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise;
“Deed of Adherence” means a deed of adherence in the form as determined by the Directors from time to time;
“Directors” means the directors of the Company for the time being (including the Independent Director), or as the case may be, the directors assembled as a board or as a committee thereof or any director appointed by Founder, Aegis and/or Chaview pursuant to Article 78 hereto;
“Equity Securities” means the share capital, membership interests, partnership interests, registered capital or other ownership interest in any Person or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such share capital, membership interests, partnership interests, registered capital or other ownership interests (whether or not such derivative securities are issued by such Person) and includes the Shares;
“ESOP” means the Company’s 2008 Share Incentive Plan, as adopted by a written shareholders resolution of the Company on April 1, 2008;
“Founder” means Mr. Dang He, a PRC citizen with PRC Passport No. G38016389;
“Government Authority” means with respect to any Person, any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any jurisdiction in which such Person conducts business or operations, or any province, state, country, city or other political subdivision thereof;

“Group” means the Company and the Subsidiaries as a group;
“Honour Idea” means Honour Idea Limited, a company incorporated and existing under the laws of the British Virgin Islands;
“Independent Director” shall have the meaning ascribed to it herein;
“Initial Public Offering” means the first Public Offering of Equity Securities of a Person upon the consummation of which such securities are listed on the NASDAQ Global Market, the New York Stock Exchange or the Hong Kong Stock Exchange, which shall reflect the valuation of the Company or IPO Vehicle (as determined by reference to the initial public offering price) immediately prior to the Initial Public Offering of no less than US$280 million;
“IPO Vehicle” means the Company or a Person organised to effect an Initial Public Offering;
“Law” means any constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances, mandatory guidelines, circulars, orders or implemented policies of any government authority or any Order;
“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time;
“Merry Circle” means Merry Circle Trading Limited, a company incorporated under the laws of the Cayman Islands;
“MOFCOM” means Ministry of Commence of the People’s Republic of China;
“New Issuance” means a new issue of Equity Securities other than in the Initial Public Offering of the Company;
“Office” means the registered office of the Company as required by the Companies Law;
“Order” means any writ, judgment, decree, injunction, award or similar order of any Government Authority (in each case whether preliminary or final);
“Ordinary Resolution” means a resolution:
(a)	passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or
(b)	approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;
“Ordinary Shares” means ordinary shares in the Company with voting rights, par value US$0.0001 per share;
“Ordinary Shareholders” means the holders of the Ordinary Shares;
“Original Subscription Price” means the Series A Subscription Price;

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up;
“Parties” means collectively the Founder, Merry Circle, Honour Idea, Aegis, Chaview and the Company and any Person who becomes a party to the Second Amended and Restated Shareholders Agreement. Each of the Parties shall be referred to as a “Party”;
“Percentage Ownership” means, with respect to any Shareholder, a percentage represented by the fraction, the numerator of which is the number of Shares then registered in the name of such Shareholder and the denominator of which is the total number of Shares then issued and outstanding, all as calculated on an as converted to Ordinary Shares basis;
“Permitted Time Period” shall have the meaning ascribed to it herein;
“Person” means an individual, firm, corporation, partnership, association, limited liability company, trust or estate or any other entity or organization whether or not having separate legal existence, including any Government Authority;
“PRC” means the People’s Republic of China, but solely for the purposes of these Articles, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan;
“Preferred Shareholders” mean the holders of the Series A Preferred Shares;
“Public Offering” means, in the case of an offering in the United States, an underwritten public offering of Equity Securities of a Person pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, and, in the case of an offering in any other jurisdiction, a widely distributed underwritten offering of Equity Securities of a Person in which both retail and institutional investors are eligible to buy in accordance with the securities laws of such jurisdiction;
“Receiver” means any receiver, liquidator, trustee, administrator, sequestrator or other similar official;
“Redemption/Put Amount” shall have the meaning ascribed to it herein;
“Register” means the register of Members of the Company required to be kept pursuant to the Companies Law;
“Restricted Portion” shall have the meaning ascribed to it herein;
“Restricted Portion Notice” shall have the meaning ascribed to it herein;
“Rights Issuance Portions” shall have the meaning ascribed to it herein;
“Rights Offering Notice” shall have the meaning ascribed to it herein;
“Rights Offering Period” shall have the meaning ascribed to it herein;
“Rmb” means the legal currency of the People’s Republic of China;
“Seal” means the common seal of the Company (if adopted) including any facsimile thereof;
“Second Amended and Restated Shareholders Agreement” means the Second Amended and Restated Shareholders Agreement dated as of 20 January 2010 among Merry Circle, Honour Idea, Chaview, Aegis, the Founder and the Company;

“Second Subscription Agreement” means the Second Share Subscription Agreement dated as of 15 August 2008 between Chaview, the Founder, the Company and such other parties thereto;
“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company;
“Series A Preferred Shares” means the Series A preferred shares, par value US$0.0001 per share, of the Company;
“Series A Subscription Price” means the purchase price per share for the Series A Preferred Shares as provided in the Second Subscription Agreement;
“Shares” means, collectively, Ordinary Shares and/or Series A Preferred Shares;
“Shareholder” or “Member” means a registered holder of Shares of the Company, including Merry Circle, Honour Idea, Aegis and Chaview.
“Shareholder Meeting” means any regular or special meeting of Shareholders of the Company;
“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Law;
“Share Subscription Agreement” means a share subscription agreement dated as of 20 January 2010 between Merry Circle, the Founder, Aegis and the Company;
“signed” means bearing a signature or representation of a signature affixed by mechanical means;
“Significant Shareholder” or “Member” means shareholder of Shares of the Company, including Merry Circle, Honour Idea, Aegis and Chaview but excluding those members holding Shares under the ESOP;
“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Law, being a resolution:
(a)	passed by a majority of not less than ninety-five percent (95%) of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or
(b)	approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed;
“Subsidiary” means, with respect to any Person, any entity which such Person controls, directly or indirectly. For the avoidance of doubt, the Domestic Companies (as defined in the Share Subscription Agreement) shall be deemed as Subsidiaries of the Company;
“Transfer” means to sell, exchange, assign, pledge, charge, grant a security interest, make a hypothecation, gift or other encumbrance, or enter into any contract therefor, or into any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other legal or beneficial interest in any of the Shares, create any other claim thereto or make any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in, to or of such Shares, and “Transfer”, “Transfers” and “Transferred” shall have correlative meanings; and
“U.S. GAAP” means U.S. generally accepted accounting principles.
2.	In these Articles, save where the context requires otherwise:
(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a dollar or dollars (or $) and to a cent or cents is reference to dollars and cents of the United States;

(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)	reference to any determination by the Directors shall be construed as a determination by the Directors in their absolute discretion and shall be applicable either generally or in any particular case; and

(g)	reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.
The Schedule shall form part of these Articles.
3.	Subject to the last two preceding Articles, any words defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.
PRELIMINARY
4.	The business of the Company may be commenced at any time after incorporation.
5.	The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.
SHARES
6.	The authorised share capital of the Company is US$20,500 divided into:
(a)	187,500,000 Ordinary Shares; and

(b)	17,500,000 Series A Preferred Shares;
each having the rights and being subject to the restrictions set out in these Articles.

7.	(a) Subject as provided in these Articles all Shares in the Company for the time being unissued shall be under the control of the Directors who may issue, allot and dispose of or grant options over the same to such Persons, on such terms and in such manner as they may from time to time determine.
(b)	The Directors may authorise the division of Shares into any number of Classes and the different Classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) shall be fixed and determined by the Directors.
8.	No Shareholder, acting solely in its capacity as a Shareholder, shall act as an agent of the Company or have any authority to act for or to bind the Company, except as authorized by the Board. Any Shareholder that takes any action or binds the Company in violation of this Article shall be solely responsible for, and shall indemnify the Company and each other Shareholder against, any losses (including Tax losses), claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever (including to any investigative, legal and other expenses and Tax costs incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding) (collectively, “Losses”) that the Company or such other Shareholders, as the case may be, are subject to or liable for by reason of such violation.
9.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.
PREFERRED SHARES
10.	The rights, preferences, privileges and restrictions attaching to the Series A Preferred Shares are as set forth below.
(a)	Income and Dividend
(i)	The Preferred Shareholders will be entitled to receive non-cumulative dividends on the Series A Preferred Shares in preference to any dividend on the Ordinary Shares at the rate of 8% per annum calculated from the issuance date of the Series A Preferred Shares to the payment date when and if declared by the Board, from funds legally available prior to any distribution with respect to the Ordinary Shares. No dividend shall be paid on Ordinary Shares at a rate greater than the rate at which dividends are paid on Series A Preferred Shares without appropriate corporate approval (based on the number of Ordinary Shares into which the Series A Preferred Shares are convertible on the date the dividend is declared).

(ii)	No payment of dividend on the Series A Preferred Shares or any other Shares can be made unless the Company complies with relevant requirements of applicable law and regulation regarding the distribution of dividends.
(b)	Liquidation Preference

On a return of assets on winding up or otherwise (including without limitation a Liquidation Event), the assets of the Company shall be distributed in the following order:
(i)	prior and in preference to any distribution of any of the assets or funds of the Company to the Ordinary Shareholders by reason of their ownership of such shares, in payment and for distribution to the Preferred Shareholders, pari passu as among themselves, for each outstanding Preferred Share held by them respectively, 100% of the Original Subscription Price plus a 8% annual compounded return calculated from the issuance date of the Series A Preferred Shares to the payment date in the case of each Preferred Share plus all unpaid dividends on each share (as adjusted for any recapitalisations, share combinations, share dividends, share splits and the like with respect to the Series A Preferred Shares) (the “ Liquidation Preference”). In the event that there are insufficient assets of the Company available for payment in full within this paragraph (i), then any available assets will be paid and distributed as far as possible to Preferred Shareholders pro rata (on an as-converted basis) to the Liquidation Preference which each Preferred Shareholder would otherwise be entitled to receive; then

(ii)	to the extent there are assets of the Company available for distribution after the full distribution of the Liquidation Preference under (i) above, in payment for each of the Series A Preferred Shares and the Ordinary Shares, pari passu as among the Preferred Shareholders and the Ordinary Shareholders (and as if all Series A Preferred Shares have been converted into Ordinary Shares), in proportion to the nominal capital paid in respect of each share on an as-converted basis; and, in the event that there are insufficient assets of the Company available for payment in full within this paragraph (ii), then any available assets will be paid and distributed as far as possible to such holders on a pro rata basis.
(A)	For the purposes of this Article 10(b) and for the avoidance of doubt, Series A Preferred Shares shall be treated as one class and have no priority or preference among such Shares.

(B)	For the purposes of this Article 10, a “Liquidation Event” means, to the extent permitted by relevant applicable law and regulation, a liquidation, dissolution or winding up of the Company occasioned by, or to include, (A) the acquisition of the Company or its Subsidiaries by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganisation, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company; or (B) a sale, lease or other disposition of all or substantially all of the assets of the Group on a consolidated basis. Notwithstanding the foregoing, a Liquidation Event shall not include a reverse takeover transaction approved by the Board.

(C)	In any Liquidation Event, if the consideration received by the Company is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:
(1)	If traded on a securities exchange or other recognised stock exchanges, the fair market value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) days period ending three (3) days prior to the date on which the assets are distributed to Shareholders for the purposes of this Article;

(2)	If actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) days period ending three (3) days prior to the date on which the assets are distributed to Shareholders for the purposes of this Article; and

(3)	If there is no active public market, the fair market value shall be determined by the Board of the Company.
(c)	Voting
(i)	The Series A Preferred Shares shall be voted on an as-converted basis.
(ii)	The Preferred Shareholders shall be entitled to receive notice of and to attend and vote at all general meetings of the Company as if all Series A Preferred Shares have been converted into Ordinary Shares on the bases and adjustments set out in these Articles, with one vote per Ordinary Share, and the Preferred Shareholders shall vote together with the Ordinary Shareholders generally and not as a separate class of shares, save as otherwise provided by these Articles or applicable law.
(d)	Conversion
(i)	At any time, each Preferred Share shall be convertible, at the option of the holder thereof and without reference to the other Preferred Shareholders at any time after the date of issuance of such Preferred Share into such number of fully paid Ordinary Shares as is determined by dividing the Original Subscription Price by the conversion price at the time in effect for such Preferred Share (the “Conversion Price”). The initial Conversion Price per Preferred Share shall be the Series A Subscription Price.

The Conversion Prices for the Series A Preferred Shares shall be subject to adjustments as set forth in Article 10(e).

(ii)	If the Initial Public Offering is consummated prior to December 31, 2010, each Preferred Share shall automatically be converted into Ordinary Shares at the Conversion Price (subject to adjustment as per Article 10(e)) then in effect for such Preferred Share immediately prior to the Initial Public Offering.

(iii)	A Preferred Shareholder shall have the right, at its option at any time and from time to time, to convert all or any portion of its Series A Preferred Shares into a number of fully paid Ordinary Shares determined in accordance with Article 10(d)(i) by delivering to the registered office of the Company a written notice of conversion in respect of the Series A Preferred Shares to be converted, setting out the name and address of the Preferred Shareholder, the number of Series A Preferred Shares to be converted and the intention of the Preferred Shareholder to convert such Series A Preferred Shares to Ordinary Shares (a “Conversion Notice”), together with the relevant certificates for such Series A Preferred Shares to be converted and such other evidence (if any) as the Directors may reasonably require to prove the title of the Person exercising such right. The date of issue of the Conversion Notice will be deemed the “Conversion Date”. Once given, a Conversion Notice may not be withdrawn without the prior written consent of the Company.

(iv)	The Company may give effect to a conversion by means of a redemption of the Series A Preferred Shares at the Conversion Price then in effect as of the redemption and the immediate application of the redemption proceeds as payment for new Ordinary Shares to be issued pursuant to Article 10(d)(v).

(v)	As promptly as practicable after the Conversion Date, the Company shall issue and deliver or cause to be issued and delivered, as specified in the Conversion Notice, fully paid Ordinary Shares and certificates for the number of fully paid Ordinary Shares issued on conversion and a certificate, if applicable, for the number of Series A Preferred Shares represented by the certificates delivered to the Company which were not converted.

(vi)	The Ordinary Shares issued on conversion of the relevant number of Series A Preferred Shares shall rank pari passu in all respects with the Ordinary Shares then in issue, and shall entitle the Preferred Shareholders to all dividends and other distributions declared or made on the Ordinary Shares on or after the Conversion Date, other than in respect of dividends and other distributions declared or made prior to the Conversion Date.
(e)	Adjustment of Conversion Price
(i)	Subdivision or Combination of Shares

In the event that the Company shall at any time (a) split or subdivide its outstanding Ordinary Shares, Series A Preferred Shares or any Common Equivalents into a greater number of shares, or (b) combine the outstanding Ordinary Shares, Series A Preferred Shares or Common Equivalents into a smaller number of shares, the Conversion Price in effect immediately prior to such split or combination shall be proportionately adjusted so that the Conversion Price for the Series A Preferred Shares in effect immediately prior to such split will be proportionately reduced and the Conversion Price for the Series A Preferred Shares in effect immediately prior to such combination will be proportionately increased, as the case may be. For the purpose of this Article 10(e)(i), a distribution of any Ordinary Shares by way of bonus to Preferred Shareholders shall be deemed to be a split of the outstanding Ordinary Shares.

(ii)	Conversion Price Adjustments for Series A Preferred Shares for Certain Dilutive Issuances

The Conversion Prices for the Series A Preferred Shares shall be subject to adjustment from time to time as follows:
(A)(I)	In respect of Series A Preferred Shares, if the Company shall issue, after the respective dates upon which any Preferred Share were first issued (hereinafter referred to as the “Issuance Date” with respect to any Preferred Share), any Additional Shares without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Shares, then the applicable Conversion Price for the Series A Preferred Shares in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Article 10(e)(ii)(I)) be decreased to the original issue price paid in connection with the issuance of the Additional Shares.

(II)	No adjustment of the applicable Conversion Price for the relevant issued Series A Preferred Shares shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to the date falling one year from the date of the event giving rise to the adjustment being carried forward, or shall be made on the date falling at the end of one year from the date of the event giving rise to the adjustment being carried forward.

(III)	In the case of an issuance of Ordinary Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company, whether by reason of any underwriting or otherwise, in connection with the issuance or sale thereof.

(IV)	In the case of an issuance of Ordinary Shares for a consideration in whole or in part other than cash, the non-cash consideration shall be deemed to be the fair value thereof as determined by the Board as of the date of adoption of the resolution authorizing such issue or sale.

(V)	In the case of an issuance (whether before, on or after the applicable Issuance Date) of Common Equivalents, the following provisions shall apply for all purposes of this Article 10(e)(ii)(A)(I) and Article 10(e)(ii)(A)(II):
(1)	The aggregate maximum number of Ordinary Shares deliverable upon the exercise or conversion of or exchange for any such Common Equivalents (assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) (to the extent then exercisable, convertible or exchangeable) shall be deemed to have been issued at the time such Common Equivalents were issued and for a consideration equal to the consideration, if any, received by the Company for any such Common Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential anti-dilution adjustments) upon the exercise, conversion or exchange of such Common Equivalents for the Ordinary Shares covered thereby (where the consideration in each case shall be determined in the manner provided in Articles 10(e)(ii)(C) and 10(e)(ii)(D)).

(2)	In the event of any change in the number of Ordinary Shares deliverable or in the consideration payable to the Company upon exercise or conversion of or exchange for such Common Equivalents including, but not limited to, a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price of the relevant issued Series A Preferred Shares, to the extent in any way affected by or computed using such Common Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Ordinary Shares or any payment of such consideration upon the exercise or conversion of or exchange for any such Common Equivalents.

(3)	Upon the expiration of any such Common Equivalents, or the termination of any rights to exercise, convert or exchange such Common Equivalents, the applicable Conversion Price of the relevant issued Series A Preferred Shares, to the extent in any way affected by or computed using such Common Equivalents or rights related to such Common Equivalents, shall be recomputed to reflect the issuance of only the number of Ordinary Shares (and Common Equivalents that remain in effect) actually issued upon the exercise or conversion of or exchange for such Common Equivalents.
(B)	“Additional Shares” in this Article 10 shall mean any Ordinary Shares issued by the Company after the Issuance Date other than:
(1)	Ordinary Shares issued pursuant to a transaction described in Article 10(e)(ii)(A)(III);

(2)	Ordinary Shares issued or issuable upon conversion of any Series A Preferred Share;

(3)	securities of the Company issued upon exercise of options, warrants or convertible securities outstanding on the date of adoption of these Articles;

(4)	securities issued in connection with a bona fide arm’s-length acquisition of any entity or business by the Company or any of its Subsidiaries, whether by merger, consolidation, purchase of assets, sale or exchange of shares or otherwise, the terms of which have been approved by the Board;

(5)	securities issued in a public offering of the Company’s securities, including the Initial Public Offering, the terms of which have been approved by the Board;

(6)	Ordinary Shares issued to financial institutions or lessors in connection with real estate leases, commercial credit arrangements, equipment financings or similar transactions approved by the Board where the principal purpose of which is not to raise capital;

(7)	Ordinary Shares issued pursuant to a strategic partnership, joint venture or other arrangement the terms of which have been approved by the Board where the principal purpose of the arrangement is not to raise capital;

(8)	Ordinary Shares issued by way of dividend or other distribution on Ordinary Shares excluded from the definition of Additional Shares in the foregoing paragraphs (2) to (4), (6), (7) and the following paragraph (10);

(9)	Ordinary Shares or other securities issued as a dividend or distribution on the Series A Preferred Shares or any event for which an appropriate adjustment on the Series A Preferred Shares is made; or

(10)	Ordinary Shares issued pursuant to a vote of a two-thirds of the Series A Preferred Shares (voting on an as-converted basis) that such Ordinary Shares shall not be deemed Additional Shares.

(C)	In the event the Company should at any time or from time to time after the Issuance Date fix a record date for the effectuation of a split or subdivision of the outstanding Ordinary Shares or the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in additional Ordinary Shares or Common Equivalents without payment of any consideration by such holder for the additional Ordinary Shares or Common Equivalents (including the additional Ordinary Shares issuable upon the exercise, conversion or exchange thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Conversion Price for the relevant issued Series A Preferred Shares shall be appropriately decreased so that the number of Ordinary Shares issuable on conversion of each Preferred Share or other Common Equivalent shall be increased in proportion to such increase of the aggregate of Ordinary Shares outstanding and those issuable with respect to such Common Equivalents.

(D)	If the number of Ordinary Shares outstanding at any time after the Issuance Date is decreased by a combination of the outstanding Ordinary Shares, then, following the record date of such combination, the applicable Conversion Price for the relevant issued Series A Preferred Shares shall be appropriately increased so that the number of Ordinary Shares issuable on conversion of such share shall be decreased in proportion to such decrease in outstanding Ordinary Shares.
(iii)	Arrangement or Reconstruction

In the event of any arrangement or reconstruction under sections 86 to 88 of the Companies Law, where, in connection with such event, the holders of Ordinary Shares will be entitled to receive shares, securities, cash or other property with respect to or in exchange for such Ordinary Shares, then, as a condition of such event, lawful and adequate provision (in form and substance reasonably satisfactory to the holders of a majority of the outstanding Series A Preferred Shares) shall be made whereby each holder of Series A Preferred Shares shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Ordinary Shares of the Company immediately theretofore receivable upon the conversion of such Series A Preferred Shares, such shares, securities, cash or other property as may be issuable or payable with respect to or in exchange for the number of Ordinary Shares immediately theretofore so receivable, and in any such case, appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares, securities, cash or other property thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such consolidation or merger, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation or merger). In the event of an arrangement or reconstruction of the Company as a result of which a greater or lesser number of Ordinary Shares of the surviving company are issuable to holders of Ordinary Shares of the Company outstanding immediately prior to such arrangement or reconstruction, the Conversion Price in effect immediately prior to such arrangement or reconstruction shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding Ordinary Shares of the Company.

The Company shall not effect any arrangement or reconstruction contemplated by this Article 10(e)(iii) unless prior to the consummation thereof the successor company (if other than the Company) resulting from such arrangement or reconstruction shall assume by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the outstanding Series A Preferred Shares), executed and mailed, postage prepaid, to each Preferred Shareholder at the last address of such Preferred Shareholder as shown by the records of the Company, the obligation to deliver to such holder such shares, securities, cash or other property as, in accordance with the foregoing provisions, such holder may be entitled to receive.

(iv)	Notice of Adjustment

Upon any adjustment of the applicable Conversion Price, then and in each such case, the Company shall deliver a written certificate, by air mail, postage prepaid, addressed to each Preferred Shareholder at the last address of such Preferred Shareholder shown by the records of the Company, which certificate shall be signed by the Chairman or chief financial officer of the Company specifying the applicable Conversion Price for the relevant issued Series A Preferred Shares resulting from such adjustment and details of the calculation and the facts upon which the calculation is based.

(v)	Availability of Authorised but Unissued Ordinary Shares

The Company shall at all times have and keep available and free of pre-emptive rights out of its authorised but unissued Ordinary Shares, for the purpose of effecting the conversion of the Series A Preferred Shares, such number of its Ordinary Shares (or other shares or other securities as may be required) as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Shares, and, if at any time the number of authorised but unissued Ordinary Shares (or such other shares or other securities) shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Shares (and any other Common Equivalents), the Company shall take such action as may be necessary to increase its authorised but unissued Ordinary Shares (or other shares or other securities) to such numbers as shall be sufficient for such purposes.

(vi)	Costs of Conversion

The Company shall pay all documentary costs and stamp or other similar taxes (other than taxes based on income) attributable to the issuance or delivery of Ordinary Shares (or other shares or other securities of the Company) upon conversion of any of the Series A Preferred Shares. However, the Company shall not be required to pay any stamp or other similar taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Series A Preferred Shares in respect of which such Ordinary Shares are being issued.

(vii)	Redemption and Issuance

The Directors are authorised to effect conversion in any manner permitted by law including, without prejudice to the generality of the foregoing, repurchasing or redeeming the relevant Series A Preferred Shares and applying the proceeds thereof towards the issue of new Ordinary Shares and, with respect thereto, the Directors may apply all funds of the Company legally available for the purpose, including making payments out of capital.
(f)	Redemption Rights
(i)	At any time (i) after December 31, 2010 and in the event that an Initial Public Offering has not occurred on or prior to such date, or (ii) upon determination by any PRC Government Authority, including the Ministry of Commerce and the State Administration of Foreign Exchange in writing that any transactions (all such transactions, the “Restructuring”) conducted by the Group, the Founder and other relevant parties involved to form the corporate structure of the Group as of the date hereof, including the various transactions contemplated by the Control Documents, violate any provisions of Regulation 10 or any other applicable PRC Law, or requires the approval from MOFCOM or other Government Authorities, or (iii) upon any PRC Government Authority taking any enforcement action in relation to the Restructuring that has the effect of penalizing any Group Company or Chaview or unwinding the Restructuring or the corporate structure so formed (such event as described in (ii) or (iii) above, a “Regulation 10 Violation Event”), or (iv) upon the occurrence of any Aegis-Dang Option Event or any Aegis-Company Option Event, except if the Aegis- Company Option Event is triggered as a result of the 2010 Net Income being less than US$19,000,000, or (v) upon Aegis making any claim or claims against the Company under any Transaction Documents that would not constitute an Aegis-Company Option Event, and final judgment or final arbitration award, as the case may be, has been issued in respect of the applicable claim(s) in the amount of US$5,000,000 or greater singly or cumulatively (the “Awarded Amount”), Chaview shall, at its own discretion, have the right to request the Company to redeem and/or the Founder to purchase, all of the Series A Preferred Shares or Ordinary Shares converted from Series A Preferred Shares held by it, for an aggregate consideration (the “Redemption/Put Amount”) equal to the original purchase price paid by Chaview for the Series A Preferred Shares to be redeemed or purchased pursuant to the foregoing plus an investment return at a rate of 15% computed on a compound basis annually, calculated from the Cut-Off Date (as defined below) to the payment date, on such original purchase price, plus any and all accrued but unpaid dividends on the Shares to be redeemed or purchased pursuant to the foregoing; provided that if Chaview exercises its redemption/put right under Article 10(f)(i)(v), then Chaview may only request the Company to redeem and/or the Founder to purchase, such number of the Series A Preferred Shares or Ordinary Shares converted from Series A Preferred Shares held by it such that the Redemption/Put Amount calculated based on the foregoing, including the investment return of 15%, shall equal to the Awarded Amount, with any fractional shares being rounded upwards. If the Company does not have sufficient cash to pay the aggregate of Chaview’s Redemption/Put Amount calculated under Article 10(f)(i)(v) and the Awarded Amount, without any prejudice to Chaview’s rights as a holder of Series A Preferred Shares under this Agreement and the Articles of Association, including but without limitation its preferred rights in the event of the Company’s liquidation, and without prejudice to Aegis’ rights under this Agreement, the Share Subscription Agreement and the Articles of Association, Chaview and Aegis agree that the Company shall pay its available cash to Chaview and Aegis in equal shares, provided that the Company is not in liquidation. If the Company has additional available cash to satisfy its obligations under Article 10(f)(i)(v) and its obligations to pay the Awarded Amount and provided that the Company is not in liquidation, it shall pay to Chaview and Aegis such additional cash in equal shares until it has fully satisfied such obligations. The Company, the Founder and Merry Circle shall be jointly and severally liable for the payment of the Redemption/Put Amount. Chaview shall exercise the foregoing right by sending a copy of the written request to the Company and the Founder. The Company, the Founder and/or Merry Circle shall complete the redemption or purchase within thirty (30) days after the date of the receipt of such request and in the event that to complete the redemption or purchase within such thirty (30) day period does not prove feasible, Chaview will agree to give reasonable extension of time in light of the circumstances provided that Aegis also has agreed to an identical extension simultaneously. For the purpose of this Article 10(f), “Cut-Off Date” shall mean the date on which the Company pays to and Chaview receives from the Company an amount equal to an investment return at a rate of 15% computed on a compound basis annually, on the original purchase price paid by Chaview for the Series A Preferred Shares owned by it, calculated from the issuance date of the Series A Preferred Shares to such payment date plus any and all accrued but unpaid dividends on the Series A Preferred Shares owned by Chaview up to such payment date.

(ii)	Notwithstanding the foregoing provisions, the redemption rights of Chaview pursuant to this Article 10(f) shall terminate if the Company’s Initial Public Offering occurs on or before 31 December 2010.
(g)	Additional Class Rights
(i)	The rights granted in favour of the Preferred Shareholders in these Articles, including without limitation, Article 10 constitute additional class rights for such Preferred Shareholder.
11.	(a) The Company shall not conduct any New Issuance unless the New Issuance has been approved as in accordance with these Articles and the Company has offered to each of the Shareholders the right to participate in such New Issuance in proportion to such Shareholder’s Percentage Ownership as of the date of the Rights Offering Notice (as defined below) (a “Rights Issuance Portion”) on the same terms and conditions.
(b)	Each time that the Company proposes to conduct a New Issuance, it shall give each Shareholder a written notice (the “Rights Offering Notice”) of its intention, describing the type, price and terms (including the proposed date upon which such New Issuance is to be completed) of the New Issuance. Each Shareholder shall have 20 days from the date of the Rights Offering Notice (the “Rights Offering Period”) to confirm its intention to purchase a portion of the New Issuance up to its Rights Issuance Portion for the price and upon the terms specified in the Rights Offering Notice by giving written notice to the Company stating the portion of the New Issuance that it agrees to purchase. Failure to respond to the Rights Offering Notice by a Shareholder within the Rights Offering Period shall be deemed to be such Shareholder’s irrevocable waiver of its right to participate in such New Issuance. The Company shall have ninety (90) days from the date of the Rights Offering Notice to complete the New Issuance, failing which, such New Issuance shall again be subject to this Article.

(c)	If a Shareholder (the “Declining Shareholder”) fails to respond to the Rights Offering Notice within the Rights Offering Period or if a Shareholder responds to the Rights Offering Notice within the Rights Offering Period but agrees to purchase a portion of the New Issuance less than its Rights Issuance Portion, each other Shareholder participating in the New Issuance shall have the right to acquire a portion of the New Issuance declined by the Declining Shareholder in proportion to such other Shareholder’s Rights Issuance Portion.

MODIFICATION OF RIGHTS
12.	Whenever the capital of the Company is divided into different Classes the rights attached to any such Class may (unless otherwise provided by the terms of issue of the Shares of that Class) only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by a majority of two-thirds of the votes cast at such a meeting, but not otherwise. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to the terms of issue of the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by him. For the purposes of convening and holding a meeting pursuant to this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration but in any other case shall treat them as separate Classes.
13.	The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them, the redemption or purchase of Shares of any Class by the Company.
CERTIFICATES
14.	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued, provided that Directors must resolve to issue share certificates of Ordinary Shares for any conversion of Series A Preferred Shares to Ordinary Shares and issuance of the Additional Shares pursuant to Article 10. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.
15.	In addition to any other legend that may be required under applicable Companies Law, each certificate for Shares (other than certificates for Shares to be issued in connection with an Initial Public Offering of the Company) shall bear the following legend:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. (THE “SECURITIES ACT”). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE UNITED STATES OR TO ANY U.S. PERSON IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE ARTICLES OF ASSOCIATION OF THE COMPANY AND SHAREHOLDERS AGREEMENT, A COPY OF EACH OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE. NO TRANSFER OF

SUCH SHARES SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF THE AFORESAID ARTICLES OF ASSOCIATION AND THE SHAREHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.”
FRACTIONAL SHARES
16.	The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.
LIEN
17.	The Company shall have a first priority lien and charge on every partly paid Share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that Share, and the Company shall also have a first priority lien and charge on all partly paid Shares standing registered in the name of a Shareholder (whether held solely or jointly with another Person) for all moneys presently payable by him or his estate to the Company, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a Share shall extend to all distributions payable thereon.
18.	The Company may sell, in such manner as the Directors in their absolute discretion think fit, any Shares on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.
19.	For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.
20.	The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares at the date of the sale.
CALLS ON SHARES
21.	The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their partly paid Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.
22.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.
23.	If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.
24.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.
25.	The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.
26.	The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.
FORFEITURE OF SHARES
27.	If a Shareholder fails to pay any call or instalment of a call in respect of partly paid Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.
28.	The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.
29.	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.
30.	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.
31.	A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.
32.	A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.
33.	The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

34.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.
TRANSFER OF SHARES
35.	(a) Chaview may Transfer any of its Shares to any Person at all times except that prior to an Initial Public Offering, in the event that the intended transferee is a Person whose principal business in the PRC is television advertising, Chaview shall not Transfer any of its Shares to such Person without the prior consent of the Founder and Aegis, and such Transfer is also subject to compliance with Article 35(b). It is agreed that (i) the rights provided in Clauses 8.4 and 8.5 of the Second Amended and Restated Shareholders Agreement shall not be transferred to any Transferee and (ii) the rights provided in the Clauses 3.3 and 3.5 of the Second Amended and Restated Shareholders Agreement shall not be transferred to any Transferee without prior written consent of the Founder and Aegis, which consent shall not be unreasonably withheld, provided further, that in the event that the intended transferee is a Person whose principal business is advertising media (other than television advertising) in the PRC, then the rights provided in Clauses 8.3, 8.4, 8.5, 3.3, 3.5 and 3.8(c) of the Second Amended and Restated Shareholders Agreement shall not be transferred without the prior written consent of the Founder and Aegis.
(b)	No Shareholder shall, directly or indirectly, Transfer any Shares or any right, title or interest therein or thereto unless (a) the transferee has agreed in writing to be bound by the terms and conditions of the Second Amended and Restated Shareholders Agreement (if not already a party thereto) by signing a copy of the Deed of Adherence or Second Amended and Restated Shareholders Agreement in which case such transferee shall be considered a Shareholder and a Party to the Second Amended and Restated Shareholders Agreement, (b) the Transfer complies in all respects with any other applicable provision of the Second Amended and Restated Shareholders Agreement and (c) the Transfer complies in all respects with applicable securities Laws. Any Transfer of Shares in violation of the preceding sentence shall be null and void, and the Company shall not register such Transfer in the Company’s register of members. In connection with any Transfer pursuant to the first sentence of this Article, the transferring Shareholder agrees to give 10 days’ written notice to the Company prior to the consummation of the Transfer, which notice shall include the number of Shares to be Transferred and the intended Transferee.
36.	The instrument of transfer of any Share shall be in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.
37.	(a) The Directors may in their absolute discretion decline to register any transfer of Shares without assigning any reason therefor except they must approve any transfer of Shares from Chaview to any other person if such transfer is in full compliance with the requirements of the Second Amended and Restated Shareholders Agreement.
(b)	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

38.	(a) If and only if, due to a change in Law after the date of the Second Amended and Restated Shareholders Agreement, it becomes unlawful for any of Chaview or Aegis to continue to hold any portion of its Shares according to a written opinion of recognised counsel, (such unlawful portion, the “Restricted Portion”), then, upon the request of Chaview or Aegis, as applicable, the Company shall use commercially reasonable efforts to assist Chaview or Aegis, as applicable, to restructure the Restricted Portion so that it is no longer a Restricted Portion. If it is not possible to restructure the Restricted Portion so that it is no longer a Restricted Portion in a manner reasonably agreeable to Chaview, or Aegis, as applicable, and the Company or Chaview or Aegis, as applicable, shall have the right to sell the Restricted Portion in accordance with Article 38(b).
(b)	If Chaview or Aegis elects to sell a Restricted Portion, it shall give a written notice (the “Restricted Portion Notice”) of such election in writing to the Company, which notice shall state a minimum price, form of consideration and other terms that any of Chaview or Aegis, as applicable, is willing to accept for the Restricted Portion. The Company may at any time during the Permitted Time Period (as defined below) identify one or more purchasers that are willing and able to acquire the Restricted Portion from Chaview or Aegis, as applicable, on terms (including as to price) not less favorable than those indicated by Chaview or Aegis, as applicable. If the Company does not identify such a purchaser or purchasers, or such purchaser or purchasers fail to complete the purchase on terms consistent with the terms set forth in the Restricted Portion Notice within the Permitted Time Period, and if Chaview or Aegis, as applicable, identifies a purchaser or purchasers approved by the Company during the Permitted Time Period, Chaview or Aegis, as applicable, shall be permitted, to Transfer the Restricted Portion to the purchaser or purchasers identified by Chaview or Aegis, as applicable on terms no less favorable to Chaview or Aegis, as applicable, than those set forth in the Restricted Portion Notice provided that the transferee shall be bound by Article 38(a).

(c)	For purposes of Article 38(c), “Permitted Time Period” shall mean the longer of (i) if applicable, the period of time commencing on the date of the Restricted Portion Notice and ending on the last day of the time period which equals half of the time period within which Chaview or Aegis, as applicable, is required by the Law in question to cease holding the Restricted Portion and (ii) sixty (60) days from the date of the Restricted Portion Notice.
39.	All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.
TRANSMISSION OF SHARES
40.	The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the Share.
41.	Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

42.	A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.
ALTERATION OF SHARE CAPITAL
43.	Subject to these Articles and the Companies Law, the Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.
44.	Subject to these Articles and the Companies Law, the Company may by Ordinary Resolution:
(a)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)	convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)	subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)	cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.
45.	Subject to these Articles and the Companies Law, the Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.
REDEMPTION AND PURCHASE OF SHARES
46.	Subject to these Articles and the Companies Law, the Company may:
(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may, before the issue of such Shares, determine;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder; and

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Law, including out of its capital, profits or the proceeds of a fresh issue of Shares.
47.	Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.
48.	The redemption or purchase of any Share shall not be deemed to give rise to the redemption or purchase of any other Share.

49.	The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie.
GENERAL MEETINGS
50.	The Directors may, whenever they think fit, convene a general meeting of the Company.
51.	General meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company who hold not less than 10 per cent of the paid up voting share capital of the Company deposited at the Office specifying the objects of the meeting for a date no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.
52.	If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.
NOTICE OF GENERAL MEETINGS
53.	At least seven days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and, in case of special business, the general nature of that business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.
54.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.
PROCEEDINGS AT GENERAL MEETINGS
55.	All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company’s auditors, the appointment and removal of Directors and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.
56.	No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Shareholders holding at least a majority of the paid up voting share capital of the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum.
57.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.
58.	If the Directors wish to make this facility available to Shareholders for a specific general meeting or all general meetings of the Company, a Shareholder may participate in any general meeting of the Company, by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.
59.	The Chairman, if any, of the Directors shall preside as chairman at every general meeting of the Company.
60.	If there is no such chairman, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, any Director or Person nominated by the Directors shall preside as chairman, failing which the Shareholders present shall choose any Person present to be chairman of that meeting.
61.	The chairman may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.
62.	The Directors may cancel or postpone any duly convened general meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.
63.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.
64.	If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.
65.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.
66.	A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.
VOTES OF SHAREHOLDERS
67.	Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, each have one vote and on a poll every

Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which he or the Person represented by proxy is the holder.
68.	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.
69.	A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote by proxy.
70.	No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.
71.	On a poll votes may be given either personally or by proxy.
72.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Shareholder.
73.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.
74.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.
75.	A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.
CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS
76.	Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.
DIRECTORS
77.	The name(s) of the first Director(s) shall either be determined in writing by a majority (or in the case of a sole subscriber that subscriber) of, or elected at a meeting of, the subscribers of the Memorandum of Association.
78.	The number of Directors constituting the Board shall be six (6). The Company may by Ordinary Resolution appointing natural person or corporation to be a Director.
(a)	Prior to the consummation of an Initial Public Offering, so long as Chaview, together with its Affiliates, holds no less than 40% of the Series A Preferred Shares purchased by Chaview pursuant to the Second Subscription Agreement, each Significant Shareholder shall vote its Shares at any Shareholders Meeting called for the purpose of electing Directors or in any written consent of Significant Shareholders executed for such purpose to elect, and shall take all other actions necessary or required to ensure the election to the Board one (1) nominee of Chaview. If Chaview removes its nominee to the Board, or its nominee on the Board resigns, Chaview shall be entitled to appoint, and after such appointment remove in each case prior to the consummation of an Initial Public Offering, an observer to the Board (“Chaview Observer”) and each of the other Shareholders shall take all actions necessary or required to ensure the appointment of the Chaview Observer. The Chaview Observer shall have the right to attend all meetings of the Board and/or any committees thereunder and participate in the discussions in all such meetings but shall have no voting rights. For the avoidance of doubt, Chaview’s right to appoint one (1) nominee to the Board shall remain notwithstanding the election and appointment of the additional Chaveiw Observer, and Chaview shall be entitled to exercise such right of appointment of a director prior to the consummation of the Initial Public Offering, provided that Chaview removes the Chaview Observer at the time of re-appointing its nominee to the Board.

(b)	So long as Aegis, together with its Affiliates, holds no less than 10% of the issued share capital (including all Series A Preferred Shares on an as-if converted and fully diluted basis) of the Company, each Significant Shareholder shall vote its Shares at any Shareholders Meeting called for the purpose of electing Directors or in any written consent of Significant Shareholders executed for such purpose to elect, and shall take all other actions necessary or required to ensure the election to the Board one (1) nominee of Aegis. For the avoidance of doubt, Aegis’ rights to appoint a Director pursuant to this Article shall continue after the Company’s Initial Public Offering.

(c)	So long as Founder, together with his Affiliates, holds no less than 50% of the issued share capital (including all Series A Preferred Shares on an as-if converted and fully diluted basis) of the Company, each Significant Shareholder shall vote its Shares at any Shareholders Meeting called for the purpose of electing Directors or in any written consent of Significant Shareholders executed for such purpose to elect, and shall take all other actions necessary or required to ensure the election to the Board three (3) nominees of Founder.

(d)	Holders of more than fifty percent (50%) of the then issued and outstanding share capital of the Company shall be entitled to nominate one (1) independent director to the Board (“Independent Director”) in accordance with applicable exchange rules, as applicable, and each Significant Shareholder shall vote its Shares at any Shareholders Meeting called for the purpose of electing Directors or in any written consent of Significant Shareholders executed for such purpose to elect, and shall take all other actions necessary or required to ensure the election to the Board such nominee of Independent Director.
79.	Subject to these Articles, a Director shall hold office until such time as he is removed from office in accordance with the provisions of these Articles.
80.	Each of the Directors and the Chaview Observer shall be entitled to examine the Books and Records of the Company or any Subsidiary of the Company and shall have free access, at all reasonable times and upon reasonable prior notice, to any and all properties and facilities of the Company or any Subsidiary of the Company. The Company shall provide such information relating to the business affairs and financial position of the Company or any Subsidiary of the Company as any Director or the Chaview Observer may reasonably request. Any Director or the Chaview Observer may provide such information to his or her nominating Shareholder to the extent permitted by law.

81.	No Director or observer appointed by Chaview or Aegis shall be entitled to any remuneration for serving in such capacity except for: (a) reimbursement of reasonable out-of-pocket expenses in connection with the performance of his or her duties as Director or observer or (b) if such Director or observer is otherwise an employee of or consultant to the Company, remuneration received in such capacity.
82.	There shall be no shareholding qualification for Directors unless determined otherwise by Ordinary Resolution.
83.	(a) Each Significant Shareholder shall have the absolute right to remove any director or observer nominated by it at any time at its sole discretion, and each of the Significant Shareholders shall vote its Shares at any Shareholders Meeting or in any written consent of Significant Shareholders so as to effectuate such right. Except as provided in the previous sentence, no Significant Shareholder shall vote for the removal of the Director(s) as appointed by Founder, Aegis or Chaview pursuant to Article 78 above or the Chaview Observer.
(b)	If, as a result of death, resignation, removal or otherwise, there shall exist or occur any vacancy on the Board, the Significant Shareholder entitled under Article 78 to nominate the Director whose death, resignation, removal or other departure resulted in such vacancy shall nominate another individual to serve in place of such Director and the Significant Shareholders shall elect such individual to the Board as soon as practicable thereafter. If it is the Director appointed by Founder, Aegis or Chaview, whose death, resignation, removal or other departure has resulted in the vacancy, neither the Significant Shareholders nor the Board shall transact any business of the Company until the Significant Shareholders have elected the replacement for such Director without the prior consent of Founder, Aegis or Chaview, as applicable (which consent shall not be unreasonably withheld or delayed), unless Founder, Aegis or Chaview, as applicable, shall have failed to nominate a replacement Director within three days after such death, resignation, removal or other departure.

(c)	At such times that Chaview has the right to appoint the Chaview Observer, Chaview shall have the absolute right to remove the Chaview Observer. If, as a result of death, resignation, removal or otherwise of the Chaview Observer other than (i) on or upon the consummation of the Initial Public Offering or (ii) due to Chaview exercising its right to nominate a Director, Chaview shall appoint another individual to serve as the Chaview Observer.
ALTERNATE DIRECTOR OR PROXY
84.	Any Director may in writing appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director and to act in such Director’s place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to attend and vote at meetings of the Directors as a Director when the Director appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.
85.	Any Director may appoint any Person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the

Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.
POWERS AND DUTIES OF DIRECTORS
86.	Subject to the Companies Law, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. The Board shall have ultimate responsibility for management and control of the Company. The Directors will have the power to commence in the name of the Company a winding up or any other insolvency proceedings in accordance with the Companies Law. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.
87.	The Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any Person so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto determine if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.
88.	The Directors may appoint a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.
89.	The Board may establish such committees or subcommittees with such powers as may be permitted by applicable Law and these Articles; provided, that any such committees or subcommittees shall be subject to the direction of and any policies adopted by the Board. The Director(s) appointed by Aegis and/or Chaview pursuant to Article 78 above shall have the right, but not the obligation, to be a member of any such committees or subcommittees.
90.	The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.
91.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

92.	The Directors from time to time and at any time may establish any local boards or agencies for managing any of the affairs of the Company and may appoint any Persons to be members of such local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Persons.
93.	The Directors from time to time and at any time may delegate to any such local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.
94.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.
BORROWING POWERS OF DIRECTORS
95.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.
THE SEAL
96.	The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.
97.	The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.
98.	Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.
DISQUALIFICATION OF DIRECTORS
99.	The office of Director shall be vacated, if the Director:
(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to the Company;

(d)	is removed from office by Ordinary Resolution; or

(e)	is removed from office by notice addressed to him at his last known address and signed by all of his co-Directors (not being less than two in number).
PROCEEDINGS OF DIRECTORS
100.	The Directors may meet together for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Meetings of the Board shall take place at least once in every fiscal quarter of the Company unless otherwise determined by the Board. Board meetings shall be held in Hong Kong or any other location determined by the Directors; provided, that if the Directors cannot agree on a location for any particular Board meeting, the meeting shall be held in Hong Kong. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the Chairman of the Board shall not have a second or casting vote.
101.	A meeting of the Board may be called by the Chairman of the Board or any one Directors giving notice in writing to all other Directors and the Chaview Observer specifying the date, time and agenda for such meeting. Not less than fourteen days prior written notice shall be given to each Director and the Chaview Observer; provided, that such notice period (i) shall not apply in the case of an adjourned meeting pursuant to Article 102 and (ii) may be reduced with the unanimous written consent of the Directors and the Chaview Observer. Directors and the Chaview Observer shall be entitled to participate in Board meetings by telephone or video conferencing or any other means of contemporaneous communication; provided, that each Director and the Chaview Observer taking part in the meeting is able to hear each other Director and the Chaview Observer taking part and; provided, further, that each Director and the Chaview Observer must acknowledge his or her presence for the purpose of the meeting and any Director and the Chaview Observer not doing so shall not be entitled to speak or, with respect to a Director, vote at the meeting. Such participation by a Director shall constitute presence for purposes of the quorum provisions of Article 102. A Director or the Chaview Observer may not leave the meeting by disconnecting his or her telephone or other means of communication unless he or she has previously obtained the express consent of the Chairman of the Board and a Director shall conclusively be presumed to have been present and formed part of the quorum at all times during the meeting unless he or she has previously obtained the express consent of the Chairman of the Board to leave the meeting as aforesaid.
102.	All meetings of the Board shall require a quorum of at least a majority of the Directors which shall include the Director(s) appointed by Aegis and Chaview, as applicable. If such a quorum and if applicable, the Chaview Observer is not present, within sixty minutes after the time appointed for the meeting as included in the notice delivered pursuant to Article 101, the meeting shall be adjourned to the same place and at the same day and time the following week (or if such day is not a Business Day, at the same time on the immediately following Business Day), at which meeting the Directors present shall constitute a valid quorum whether or not the Director(s) appointed by Aegis and Chaview, as applicable, and the Chaview Observer (if applicable), is/are present; provided, that written notice of such adjourned meeting shall have been delivered to all Directors and the Chaview Observer at least three days prior to the date of such adjourned meeting. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.
103.	(a) A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

(b)	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

104.(a)	With respect to each resolution to be adopted at any Board meeting, each Director may exercise one vote. Any Director may, by written notice to the Chairman of the Board, (i) authorize another Director to attend and vote by proxy for such Director at any Board meeting or (ii) appoint an alternate Director to attend and vote for such Director at any Board Meeting. Except as provided in Article 104(b), the adoption of any resolution of the Board shall require the affirmative vote of a majority of the Directors present at a duly constituted meeting of the Board. Any Director or Chaview Observer may put forth a resolution for vote at a Board Meeting; provided, that the Board shall not adopt any resolution concerning any matter that is not specified on the agenda for such meeting unless (i) a written notice setting forth such matter has been delivered to all Directors and the Chaview Observer one day prior to the date of the Board meeting; or (ii) a majority of Directors (which shall include the Director(s) appointed by Aegis and Chaview, as applicable) vote in favour of such resolution and to the extent Chaview has not appointed a Director and the Chaview Observer is present at such meeting.

(b)	Subject to any additional requirements imposed by applicable Law and to the obligations of the Significant Shareholders under Article 67, the Significant Shareholders agree that (i) the Company shall not, without the affirmative consent or approval of Shareholders holding at least a majority of the total of the Series A Series A Preferred Shares and Ordinary Shares converted from the Series A Preferred Shares outstanding, take any of the actions with respect to the matters set forth in the Schedule A; and (ii) the Company shall not, without the affirmative consent or approval of Aegis (for so long as Aegis, together with its Affiliates, hold not less than 5% of the issued share capital of the Company) take any of the actions with respect to the matters set forth on Schedule B.
105.	Any Director or the Chaview Observer may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or the Chaview Observer; provided that nothing herein contained shall authorise a Director or the Chaview Observer or his firm to act as auditor to the Company.
106.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee or subcommittee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees or subcommittees of Directors.
All meetings of the Board shall be conducted in English or Chinese with simultaneous interpretation of the other languages provided, and written minutes of all meetings of the Board shall be prepared in English (with a Chinese translation) and provided by the Company to each Director, the Chaview Observer and each Significant Shareholder within ten days after each meeting of the Board. The English version of the minutes shall prevail as against any translation thereof.
107.	When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.
108.	A resolution signed by all the Directors entitled to receive notice of a meeting of Directors, including a resolution signed by a duly appointed alternate (subject as provided otherwise in the terms of appointment of the alternate), shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate. The expression “written” and “sign” include writings or signatures transmitted by facsimile. Any solicitation of a written consent shall be sent to the Chaview Observer as well and the Chaview Observer shall be promptly notified to the extent an action by written consent is passed.
109.	The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose. Any action that may be taken by the Directors at a Board meeting may alternatively be taken by a written resolution signed by all of the Directors. The expressions “written” and “signed” include writings or signatures transmitted by facsimile.
110.	The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.
111.	Subject to any regulations imposed on it by the Directors, a committee or subcommittee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee or subcommittee members present may choose one of their number to be chairman of the meeting.
112.	A committee or subcommittee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee or subcommittee members present and in case of an equality of votes the chairman shall have a second or casting vote.
113.	All acts done by any meeting of the Directors or of a committee or subcommittee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.
DIVIDENDS
114.	Subject to any rights and restrictions for the time being attached to any Shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.
115.	Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.
116.	The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.
117.	Any dividend may be paid in any manner as the Directors may determine. If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct. The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie.
118.	With respect to the dividends declared by the Domestic Companies on 27 March 2008 but undistributed as of the date of this Agreement to the Founder or his Affiliates in a total amount of Rmb 115,788,000 (the “Declared Dividends”), the Company may distribute to the Founder or his Affiliates an amount up to Rmb7,040,000 at any time, and the distribution of the remainder of the Declared Dividends shall only be made subject to the following:
(a)	If and only if the quick ratio (as defined below) of the Company as of the end of any of the first three quarters of each year equals or exceeds 60%, the Company may distribute, as part of the Declared Dividends, dividends up to an amount by which the amount of cash as shown on the unaudited consolidated quarterly balance sheet of the Company as of the end of such quarter exceeds the amount of cash that is required to make the quick ratio as of the end of such quarter equal to 60%; and

(b)	If and only if the quick ratio of the Company as of 31 December in each year equals or exceeds 100%, the Company may distribute, as part of the Declared Dividends, up to an amount by which the amount of cash shown on the consolidated balance sheet of the Company as of 31 December of such year exceeds the amount of cash required to make the quick ratio as of 31 December of such year equal to 100%.
For purposes of this Article, quick ratio = cash/current liability;
Where “cash” and “current liability” shall each refer to the corresponding line items on the Company’s consolidated balance sheet as of the end of the first three quarters and as of 31

December, as applicable. If for any quarter with respect to which the Founder is entitled to request dividend distributions pursuant to the provisions in (a) or (b) above, such amount of dividends shall be excluded when determining the quick ratio for the subsequent fiscal quarter, regardless whether such amount has been actually distributed or not; provided that the Founder shall be entitled to the dividend distributions determined pursuant to (a) or (b) above if such distributions have not been made regardless whether the Founder is entitled to dividend distributions pursuant to (a) or (b) above for any subsequent quarters.
(c)	The aggregate distribution made pursuant to Clauses 8.10(a) and (b) of the Second Amended and Restated Shareholders Agreement shall not exceed the amount of Declared Dividends minus Rmb 7,040,000.

(d)	Other than the Declared Dividends, the Founder shall procure that no more dividends shall be declared or paid by the Domestic Companies without the consent of the Parties.

(e)	Notwithstanding anything to the contrary, the Founder or his Affiliates shall be entitled to receive the Declared Dividends upon the earlier of (i) when Aegis exercises the Aegis Put Option (as defined in the Second Amended and Restated Shareholders Agreement) as payment of the Aegis Put Price (as defined in the Second Amended and Restated Shareholders Agreement) to Aegis or such other party as Aegis directs in U.S. Dollars in immediately available funds to such account as directed by Aegis but without prejudice to any right of Aegis regarding any remaining balance of the Aegis Put Price after such payment, and (ii) the expiration of the Aegis Put Option; provided that the Company shall have first repaid amounts owed to Merry Circle pursuant to that certain promissory note, dated an even date herewith, with the principal amount of US$19,560,000.
119.	Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares.
120.	If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.
121.	No dividend shall bear interest against the Company.
ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION
122.	The Company and each of its Subsidiaries, if any, shall keep proper, complete and accurate books of account in each case in accordance with U.S. GAAP and such accounts shall be audited annually in accordance with such standards by the Company’s external auditor. The Company and each of its Subsidiaries shall also keep such other books of account to the extent required by and in accordance with applicable Law.
123.	The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.
124.	Each of Chaview, Aegis and the Founder shall each have the right to cause a financial audit to be conducted on the Company and each of its Subsidiaries, if any, not more than once per year by an auditor designated by the Parties requesting the audit. The Parties who have caused such audit shall pay all of the expenses incurred in connection with the exercise of rights pursuant to this Article 124. In connection with any such audit, the Company (and its Subsidiaries, if applicable) shall furnish to the Shareholders and the auditors conducting such audit such financial and other information relating to the business of the Company and/or any of its Subsidiaries as they may reasonably request. Notwithstanding the foregoing provisions, neither the Company nor any other member of the Group shall be obligated pursuant to this Article 124 to provide access to any of its information which would be the subject to any confidentiality obligations owed to third parties and any information which the Company can demonstrate is confidential to its business operations and which would be detrimental to its competitive position in the marketplace if disclosed including without limitation media buying rates, rebate structure, media and customer contract details and the CCTV auction pricing mechanisms. For the avoidance of doubt, the Company shall not be entitled to withhold information from Chaview.
125.	The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the financial year end and the accounting principles will be determined by the Directors.
126.	The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Law and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.
CAPITALISATION OF RESERVES
127.	Subject to the Companies Law, the Directors may, with the authority of an Ordinary Resolution:
(a)	resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)	appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:
(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum, and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:
(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)	the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to the resolution.
SHARE PREMIUM ACCOUNT
128.	The Directors shall in accordance with the Companies Law establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.
129.	There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Law, out of capital.
BOOKS AND RECORDS
130.	(a) The Company shall permit each Significant Shareholder and its authorized representatives the right during normal business hours and upon reasonable advance notice in writing to inspect its Books and Records and those of each of its Subsidiaries, if any, to make extracts and copies therefrom at its own expense and to have full access to all of the Company’s and each of any of its Subsidiary’s property and assets. Notwithstanding the foregoing provisions, neither the Company nor any other member of the Group shall be obligated pursuant to this Article 130(a) to provide access to any of its information which would be the subject of any confidentiality obligations owed to third parties and any information which the Company can demonstrate is confidential to its business operations and which would be detrimental to its competitive position in the marketplace if disclosed including without limitation media buying rates, rebate structure, media and customer contract details and the CCTV auction pricing mechanisms. For the avoidance of doubt, the Company shall not be entitled to withhold information from Chaview.
(b)	Without limiting the generality of the provision in Article 130(a) and to the extent permitted by law, for as long as Chaview or Aegis or their Affiliates holds any Series A Preferred Share (or if applicable, Ordinary Share converted from the Series A Preferred Shares) or Ordinary Share, the Company, Merry Circle, Honour Idea and the Founder shall cause the Company to provide to each of Chaview and Aegis, to the extent they continues to hold Series A Preferred Shares (or if applicable, Ordinary Shares converted from the Series A Preferred Shares) or Ordinary Shares: (i) audited annual consolidated financial statements within ninety (90) days after the end of each fiscal year, prepared by the Company’s external auditor in accordance with U.S. GAAP; (ii) unaudited quarterly consolidated financial statements and management report, within sixty (60) days after the end of each of the Company’s first three fiscal quarter, prepared in accordance with U.S. GAAP; and (iii) monthly financial data; (iv) an annual consolidated budget of the Company for the following fiscal year as approved by the Board, within 30 days prior to the end of each fiscal year (v) audit letters, management letters or other information concerning significant aspects of the Company’s operations or financial performance; (vi) minutes of the Board and Shareholders’ Meetings within 15 days of the respective meeting; (vii) details of any offer that the Company receives in respect of the purchase or sale of any material assets, shares of stock or interest in the Company or its Subsidiaries; and (viii) additional information as reasonably requested.

(c)	Upon reasonable notice and at reasonable times during normal business hours, each of Chaview and Aegis, at its own cost, shall have reasonable access to the facilities of the Company and its Subsidiaries to evaluate their assets, operations and governance. Each of Chaview and Aegis, to the extent reasonable, shall have the right to examine and make copies of any of the books, accounts, contracts, and financial records of the Company and its Subsidiaries.

(d)	The request of the information by any of Chaview or Aegis in 130(b) above shall not affect and delay the progress of the Initial Public Offering or cause any unreasonable disruptions to the business of the Company or any Subsidiary.
NOTICES
131.	Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by cable, telex or facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.
132.	Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.
133.	Any notice or other document, if served by:
(a)	post, shall be deemed to have been served five days after the time when the letter containing the same is posted;

(b)	facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.
In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.
134.	Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.
135.	Notice of every general meeting of the Company shall be given to:
(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.
No other Person shall be entitled to receive notices of general meetings.
INDEMNITY
136.	Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.
137.	No Indemnified Person shall be liable:
(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)	for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;
unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud.

NON-RECOGNITION OF TRUSTS
138.	Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Law requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors in their absolute discretion.
WINDING- UP
139.	If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any asset whereon there is any liability.
AMENDMENT OF ARTICLES OF ASSOCIATION
140.	Subject to the Companies Law and the rights attaching to the various Classes, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.
CLOSING OF REGISTER OR FIXING RECORD DATE
141.	For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.
142.	In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.
143.	If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.
REGISTRATION BY WAY OF CONTINUATION
144.	The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.
DISCLOSURE
145.	The Directors, or any authorised service providers (including the officers, the Secretary and the registered office agent of the Company) shall be entitled to disclose to any regulatory or judicial authority any information regarding the affairs of the Company including without limitation information contained in the Register and books of the Company.
OTHER COVENANTS BY THE COMPANY, MERRY CIRCLE, HONOUR IDEA AND THE FOUNDER TO AEGIS AND CHAVIEW
146.	Right of First Refusal.
          (a) Prior to the Initial Public Offering and for so long as Aegis and its Affiliate(s) hold in aggregate not less than 5% of the issued share capital of the Company; or Chaview and its Affiliate(s) hold in aggregate not less than 5% of the issued share capital of the Company (each, an “Eligible Holder”), if Merry Circle, Honour Idea, the Founder or any of their respective Affiliates or any person to whom any Share is transferred pursuant to this Article 146 (“Dang Offeror”) wish to transfer all or part of its shares in the Company (“Dang Offered Shares”) and has received a bona fide offer from the proposed transferee, the Dang Offeror will deliver a written notice (the “Dang Intention Notice”) to each Eligible Holder and the Company of its intention to transfer, together with a copy of the offer, and each Eligible Holder shall have an option (“Purchase Option”) to purchase any or all of its Pro Rata ROFR Share (defined below) of the Dang Offered Shares at the same price and on the same terms and conditions as the offer. Each Eligible Holder may exercise the Eligible Holder Purchase Option by giving written notice to the Dang Offeror of its intention to purchase the Dang Offered Shares and stating the number of the Dang Offered Shares Eligible Holder would purchase (“Purchased Shares”) within thirty (30) days after receipt of the Dang Intention Notice (the “Purchase Option Exercise Period”). The failure of an Eligible Holder to respond within the Eligible Holder’s Purchase Option Exercise Period shall be deemed to be an irrevocable waiver of such Eligible Holder’s Purchase Option in respect of such Dang Intention Notice (but without prejudice to the rights and obligations of the Dang Offeror and Eligible Holder under this Article 146 regarding any further Dang Intention Notice and Eligible Holder Purchase Option). For the purpose hereof, an Eligible Holder’s “Pro Rata ROFR Share” of a specified quantity of Dang Offered Shares shall mean that number of Dang Offered Shares multiplied by a fraction equal to (i) the number of Shares then held by such Eligible Holder (on an as converted basis and including Ordinary Shares issued upon conversion thereof), divided by (ii) the total number of Shares (on an as converted basis and including Ordinary Shares issued upon conversion thereof) then held by all Eligible Holders.
          (b) In the event of an Eligible Holder exercising the Purchase Option, the sale and purchase of such Eligible Holder’s Purchased Shares will be completed at the office of the Company or such other place as the Dang Offeror and such Eligible Holder may agree within (30) days after such

Eligible Holder has given the notice to the Dang Offeror according to Article 146(a) whereupon, against the payment by such Eligible Holder of the consideration mentioned in the Dang Intention Notice:
(i)	the Dang Offeror will deliver or cause to be delivered to the Eligible Holder:
(A)	duly executed instruments of transfer and sold notes (if applicable) in respect of the Eligible Holder’s Purchased Shares in favour of the Eligible Holder or its nominee together with definitive share certificates thereof in the names of the relevant transferor; and

(B)	half (1/2) share of any stamp duty or transfer duty payable on the sale and purchase of the Eligible Holder’s Purchased Shares.
(ii)	the Board will approve the transfers of the Eligible Holder’s Purchased Shares for registration, the entry of the transferee in the register of members of the Company and the issuance of new share certificate to the Eligible Holder or its nominee.
          (c) If any Dang Offered Shares subject to the Purchase Option is not purchased during the Eligible Holder’s Purchase Option Exercise Period, the Dang Offeror may sell such Dang Offered Shares to the proposed transferee at a price not less than, and on terms no more favorable than, that communicated in the Dang Intention Notice, provided that the transfer must be completed within thirty (30) days after the expiration of the Eligible Holder’s Option Exercise Period.
          (d) This Article 146(a) shall not apply to the transfer of any Share by Merry Circle, Honour Idea or the Founder to their respective Affiliates and/or Founder’s spouse, child (natural or adopted), or any other direct lineal descendant of Founder (or his spouse) or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, Founder or any such family members of Founder provided that Merry Circle, Honour Idea, the Founder, or their respective Affiliates (as the case may be) and the person to whom any Share is transferred shall have notified the Eligible Holders in writing prior to such transfer and delivered duly executed assumption agreement to be bound by the obligations under this Article 146 in form set out in Exhibit H of the Share Subscription Agreement.
          (e) In the event of an Eligible Holder exercising the Purchase Option, each of the Eligible Holder and the Dang Offeror shall be liable for its own share of the Tax (other than stamp duty) in relation to the transfer of such Eligible Holder’s Purchased Shares pursuant to this Article 146.
147.	Right of Co-Sale.
          (a) To the extent that any Dang Offered Shares subject to the Purchase Option are not purchased pursuant to Article 146 and thereafter are to be sold to a prospective transferee (such Dang Offered Shares, the “Co-Sale Eligible Shares”), each Eligible Holder that has not exercised its rights under Article 10.3 (each an “Co-Sale Eligible Holder”) may elect to exercise the right (“Co-Sale Right”) by notifying the Dang Offeror in writing (“Co-Sale Notice”) within thirty (30) days after receipt of the Dang Intention Notice to participate in such sale of the Co-Sale Eligible Shares on a pro-rata basis to the prospective transferee identified, at the same price and on the same terms and conditions as specified in the Dang Intention Notice. Such Co-Sale Notice to the Dang Offeror shall indicate the number of shares in the Company that such Co-Sale Eligible Holder wishes to sell.

          (b) Each Co-Sale Eligible Holder may sell all or any part of that number of shares of the Company under the Co-Sale Right equal to the product obtained by multiplying (i) the number of the Co-Sale Eligible Shares by (ii) a fraction, the numerator of which is the number of shares in the Company held by such Co-Sale Eligible Holder on the date of the Dang Intention Notice and the denominator of which is the total number of shares in the Company held by the Dang Offeror on the date of the Dang Intention Notice plus the number of shares in the Company held by all Co-Sale Eligible Holders on the date of the Dang Intention Notice.
          (c) Each Co-Sale Eligible Holder may effect its participation in the sale by promptly delivering to the Dang Offeror for transfer to the prospective purchaser one or more share certificates together with the duly executed instrument of transfer thereof which represent the number of shares of the Company which such Co-Sale Eligible Holder elects to sell (“Co-Sale Shares”) and half (1/2) share of any stamp duty or transfer duty payable on the sale and purchase of the Co-Sale Shares and against such delivery, the Dang Offeror will pay (or cause to be paid) to such Co-Sale Eligible Holder the consideration for the Co-Sale Shares mentioned in the Dang Intention Notice.
          (d) To the extent that any prospective purchaser refuses to purchase the Co-Sale Shares from any Co-Sale Eligible Holder, the Dang Offeror will not sell to such prospective purchaser any Dang Offered Shares unless and until, immediately prior to such sale, the Dang Offeror purchases from such Co-Sale Eligible Holder the Co-Sale Shares.
          (e) In the event of a Co-Sale Eligible Holder exercising the Co-Sale Right, each of the Co-Sale Eligible Holders and the Dang Offeror shall be liable for its own share of the Tax (other than stamp duty) in relation to the transfer of the Shares pursuant to this Article 147.
          (f) For avoidance of doubt, the provisions of Article 146 and 147 shall only apply to any proposed sale by the Dang Offeror of its shares in the Company prior to the Initial Public Offering.
148 Repurchase.
          (a) If, at any time prior to the completion of an Initial Public Offering, upon the occurrence of a Regulation 10 Violation Event, Aegis shall, at its sole discretion, have the right to demand the Company repurchase all of the Shares held by Aegis for a consideration per share equal to the original subscription price per Share payable by Aegis under the Share Subscription Agreement (subject to any adjustment as a result of any share split or consolidation which may have happened in the meantime), plus any and all accrued but unpaid dividends on the Shares to be repurchased pursuant to the foregoing. Aegis may exercise the foregoing right by sending a written request to the Company and the Founder. The Company shall complete the repurchase within ninety (90) days after the date of the receipt of such request.
          (b) For the purposes of this Article 148, each Party shall bear its own share of Taxes arising from the consummation of transactions contemplated in this Article 148.
          (c) Unless previously exercised, the rights of Aegis under Article 148(a) and Article 148(b) shall cease upon the Initial Public Offering.
OTHER COVENANTS BY AEGIS TO THE COMPANY, MERRY CIRCLE, HONOUR IDEA AND THE FOUNDER
149.	Right of First Refusal of the Company
          (a) Prior to the Initial Public Offering, if Aegis or any of its Affiliates (“Aegis Offeror”) wish to transfer all or part of its shares in the Company (the “Aegis Offered Shares”) and has received a bona fide offer from the proposed transferee, the Aegis Offeror will deliver a written notice (the “Aegis Intention Notice”) to the Company of its intention to transfer, together with a copy of the offer, and the Company shall have an option (the “Company Purchase Option”) to purchase the Aegis Offered Shares at the same price and on the same terms and conditions as the offer. The Company may exercise the Company Purchase Option by giving written notice to the Aegis Offeror of its intention to purchase the Aegis Offered Shares and stating the number of the Aegis Offered Shares the Company would purchase (the “Company Purchased Shares”) within thirty (30) days after receipt of the Aegis Intention Notice (the “Company Purchase Option Exercise Period”). The failure of the Company to respond within the Company Purchase Option Exercise Period shall be deemed to be an irrevocable waiver of the Company Purchase Option in respect of such Aegis Intention Notice but without prejudice to the rights and obligations of Aegis and the Company under this Article 149 regarding any future Aegis Intention Notice and Company Purchase Option.
          (b) In the event of the Company exercising the Company Purchase Option, the sale and purchase of the Company Purchased Shares will be completed at the office of K&L Gates in Hong Kong or such other place as the Aegis Offeror and the Company may agree within (30) days after the Company has given the notice to the Aegis Offeror according to Article 149(a) whereupon, against the payment by the Company of the consideration mentioned in the Aegis Intention Notice, Aegis will deliver or cause to be delivered to the Company:
(i)	duly executed instruments of transfer and sold notes (if applicable) in respect of the Company Purchased Shares in favour of the Company or its nominee together with definitive share certificates thereof in the names of the relevant transferor; and

(ii)	half (1/2) share of any stamp duty or transfer duty payable on the sale and purchase of the Company Purchased Shares.
          (c) If the Company Purchase Option is not exercised during the Company Purchase Option Exercise Period, the Aegis Offeror may sell the Aegis Offered Shares to the proposed transferee at a price not less than, and on terms no more favourable than, that communicated in the Aegis Intention Notice, provided that the transfer must be completed within thirty (30) days after the expiration of the Aegis Purchase Option Exercise Period.
          (d) Article 149 shall not apply to the transfer of any Share by Aegis or their Affiliates to their respective Affiliates.
          (e) In the event of the Company exercising the Company Purchase Option, where applicable, each of the Company and Aegis shall be liable for its own share of the Tax (other than stamp duty) in relation to the transfer of the Aegis Offered Shares pursuant to this Article 149.

SCHEDULE A
SERIES A PREFERRED SHARES FUNDAMENTAL ACTIONS
     (a) authorize, issue, purchase, repurchase or redeem shares of stock, convertible securities, options or other securities (other than pursuant to any exercise of the rights of conversion or redemption or repurchase of the Ordinary Shares owned by Aegis or attaching to the Series A Preferred Shares or given to any Shareholder under the Second Amended and Restated Shareholders Agreement or the Share Subscription Agreement), vary the rights attached to any Equity Securities, except as necessary to conduct an Initial Public Offering;
     (b) amend, change or waive the terms of the constitutional documents of any of the Company or its Subsidiaries; amend, change, waive, terminate or repudiate any of the Control Documents between the WFOE and the Domestic Companies, other than in each case as necessary to conduct an Initial Public Offering or effect the Restructuring (as defined in the Share Subscription Agreement);
     (c) make public offerings of their shares of stock or other securities, other than in an Initial Public Offering;
     (d) sell or otherwise dispose of any assets or parts of their businesses which are material to the Company on a consolidated basis, except in the ordinary course of business;
     (e) engage in any material investments or contracts involving an aggregate amount exceeding US$2,000,000, or terminate or materially amend the terms of such investments or contracts, other than (i) as necessary to conduct an Initial Public Offering or (ii) the incurrence of accounts payable and receivable in the ordinary course of business of the Group companies;
     (f) enter into a reorganization, or acquire or merge by any Group company with any company, business concern, firm or person other than an Affiliate of the Company;
     (g) commence any proceedings for dissolution, winding up liquidation (including any event or transaction that might result in a deemed liquidation event), bankruptcy, insolvency, change of control, consolidation, sale, lease or exclusive license of assets in whole or in part, take-over of major business, or similar transaction of any Group company;
     (h) change outside independent auditor or the accounting year, or any material changes to the accounting policies, of any Group company, other than as required by applicable Law;
     (i) change the size of the Company’s board of directors other than in compliance with listing requirements as necessary to conduct an Initial Public Offering;
     (j) make any material changes in the business activities of the Company that are material to the Group on a consolidated basis;
     (k) engage in any transaction or contractual arrangements outside the ordinary scope of any Group company’s business that could have a material effect on any Group company’s business as a whole, other than as necessary to conduct an Initial Public Offering;
     (l) remove the Director appointed by Chaview or the Chaview Observer, as applicable;
     (m) increase the aggregate amount of debt or other financial obligation (including guarantees) of the Group exceeding US$2,000,000, other than the incurrence of accounts payable and receivable in the ordinary course of business of the Group companies, unless in accordance with an approved annual Business Plan;
Schedule A

     (n) lend money or grant credits involving an aggregate amount exceed US$2,000,000, to any Third Party other than the incurrence of accounts payable and receivable in the ordinary course of business of the Group companies, unless in accordance with an approved annual budget;
     (o) enter into, amend, terminate or waive any transactions, agreement or arrangement with any Affiliate of any Group company that is not a member of the Group, or with employees, directors or officers of the Group or any Affiliate of such employees, directors and officers, other than transactions on an arm’s-length basis;
     (p) approve management stock incentive program other than the ESOP or any amendment thereto (including the ESOP);
     (q) approve changes of the Chairman, chief executive officer, chief financial officer, chief media officer or other senior executive officers of the Company; materially increase the compensation (including cash, stock option and any other forms of benefits) of any Director or any of the foregoing officers.
     (r) approve the Group’s annual Business Plan and annual budget or any amendment thereto;
     (s) approve any dividend payment or other distribution on Equity Securities by any Group member;
     (t) permit the creation of any pledge or other security with respect to assets of the Group that are material to the Group’s business, unless in accordance with an approved annual budget;
     (u) establishment of subsidiaries and/or affiliates or entering into any joint venture or partnership;
     (v) sale or purchase of any equity interests of the Domestic Companies to and from any person other than an Affiliate of the Company;
     (w) engage in any transactions where the Group companies receive equity interests in any Person in exchange of advertising media resources;
     (x) undertake any capital expenditure outside the Business Plan;
     (y) commence or settle any litigation, arbitration or other legal proceeding of any of the Group company involving an amount exceeding US$1,000,000; and
     (z) any items requiring approval of or notification to shareholders under the applicable company laws and regulations.
Schedule A

SCHEDULE B
AEGIS FUNDAMENTAL ACTIONS
     Prior to the Initial Public Offering and for so long as Aegis holds not less than 5% of the issued share capital of the Company, the following actions of the Group Company shall require prior written consent from Aegis:
     (a) issue, repurchase or redeem shares or other securities of the Company (other than (i) the issuance or repurchase of shares reserved under the ESOP to the extent that the total shares issued or issuable under ESOP shall not exceed 7,500,000 shares at any given time, or (ii) pursuant to any exercise of the rights of conversion or redemption attaching to the Series A Preferred Shares or given to any shareholder of the Company under the Second Amended and Restated Shareholders Agreement or the exercise of any other rights of repurchase or redemption outstanding as of the date of this Agreement), except as necessary to conduct an Initial Public Offering;
     (b) amend the terms of the Articles of Association of the Company, amend the articles of association of the WFOE in breach of any provisions hereof, or amend, waive, terminate or repudiate any of the Control Documents between the WFOE and the Domestic Companies, other than in each case as necessary to conduct an Initial Public Offering or effect the Restructuring;
     (c) engage in any transaction or contractual arrangements outside the ordinary scope of any Group Company’s business that could have a material effect on any Group Company’s business as a whole, other than as necessary to conduct an Initial Public Offering;
     (d) commence any proceedings for dissolution, winding up liquidation, bankruptcy, insolvency of any Group Company, except pursuant an internal restructuring of the Group;
     (e) removal of the Director appointed by Aegis to the Board of the Company, unless for cause or in accordance with the applicable laws;
     (f) make any material changes in the nature of business of any Group Company that are material to the Group on a consolidated basis;
     (g) increase the aggregate amount of debt of the Group exceeding US$20,000,000, other than the incurrence of accounts payable and receivable in the ordinary course of business of the Group, unless in accordance with the annual Business Plan;
     (h) undertake any capital expenditure outside the Business Plan;
     (i) (1) settle any litigation, arbitration or other legal proceeding of any Group Company involving an amount exceeding US$1,000,000 or (2) commence or settle any litigation, arbitration or other legal proceeding of any Group Company involving a global or regional client of the Aegis Group (and in any event Aegis shall also be notified with respect to the commencement or settlement of any other litigation, arbitration or other legal proceeding of any Group Company);
     (j) increase the annual compensation (including cash, stock option and any other forms of benefits) of the Chairman and chief executive officer of the Company by more than 20% year-over-year individually;
     (k) the sale or purchase of any equity interests of the Domestic Companies to and from any person other than an Affiliate of the Company, except otherwise pursuant to an internal restructuring of the Group; and
Schedule B

     (l) engage in any transactions where the Group Companies receive equity interests in any person in exchange of advertising media resources with a value of more than US$10,000,000.
Schedule B